POWER OF ATTORNEY

      Know all by these presents that the undersigned hereby constitutes and ap points each of Adrian J. Rodriguez, Nathan T. Hirschi, Jessica Goldman, Norma J .. Ayoub, and Julieta Cordero as the undersigned?s true and lawful attorneys-in-fact to:

      (1)	execute for and on behalf of the undersigned, in the undersigned?s ca pacity as a reporting person pursuant to Section 16 of the Securities Exchange
Act of 1934, as amended (the ?Exchange Act?), and the rules thereunder of El Pa so Electric Company (the ?Company?), Forms 3, 4 and 5 in accordance with Sectio
n 16(a) of the Exchange Act;
      (2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange C ommission and stock exchange or similar authority; and
      (3)	take any other action of any type whatsoever in connection with the f oregoing which, in the opinion of any of such attorneys-in-fact, may be of bene fit to, in the best interest of, or legally required by, the undersigned, it be ing understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such f orm and shall contain such terms and conditions as any of such attorneys-in-fac
t may approve in the discretion of any of such attorneys-in-fact.
      The undersigned hereby grants to each such attorney-in-fact full power an
d authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might o
r could do if personally present, with full power of substitution or revocation
, hereby ratifying and confirming all that any of such attorneys-in-fact, or th
e substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powe rs herein granted.  The undersigned acknowledges that the foregoing attorneys-i
n-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilitie
s to comply with Section 16 of the Exchange Act.
      This Power of Attorney shall remain in full force and effect until the un dersigned is no longer required to file Forms 3, 4 and 5 with respect to the un dersigned?s holdings of and transactions in securities issued by the Company, u nless earlier revoked by the undersigned in a signed writing delivered to the f oregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _24th__ day of May, 2018.
Signature:  	/s/ Catherine A. Allen
Name:  	Catherine A. Allen